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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to
                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             SEMOTUS SOLUTIONS, INC.
                          (Formerly Datalink.net, Inc.)
             (Exact Name of Registrant as Specified in its Charter)


                  Nevada                                36-3574355
       (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)               Identification No.)


          1735 Technology Drive, Suite 790, San Jose, California 95110
                                 (408) 367-1700
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                          Anthony N. LaPine, President
          1735 Technology Drive, Suite 790, San Jose, California 95110
                                 (408) 367-1700
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                              Taliesin Durant, Esq.
                     General Counsel and Corporate Secretary
                             Semotus Solutions, Inc.
                        1735 Technology Drive, Suite 790
                           San Jose, California 95110
                                 (408) 367-1714

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                            SEMOTUS SOLUTIONS, INC.

                                     [LOGO]

                         250,000 SHARES OF COMMON STOCK

     This prospectus relates to the possible offer and sale from time to time of up to 250,000 shares of common stock, par value $0.01 by the "selling stockholder" identified in this prospectus. We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholder.

     We are registering the offer and sale of these shares in order to provide the selling stockholder with freely tradable securities, but the registration of such shares does not necessarily mean that any of the shares will be offered or sold by the selling stockholder.

     Our shares of common stock are traded on the American Stock Exchange under the symbol "DLK". On August 7, 2001, the closing sale price of our common stock was $1.39. As of August 7, 2001, the year high and low closing prices for our common stock were $18.375 and $1.02, respectively.

     This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. No one may sell these securities nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.


               THE DATE OF THIS PROSPECTUS IS AUGUST 30, 2001


                                TABLE OF CONTENTS



                                                                            Page
                                                                            ----

COMPANY SUMMARY..........................................................  3

RISK FACTORS.............................................................  4

USE OF PROCEEDS.........................................................   9

SELLING STOCKHOLDERS....................................................   9

PLAN OF DISTRIBUTION....................................................  11

DESCRIPTION OF SECURITIES...............................................  13

LEGAL MATTERS...........................................................  14

EXPERTS ................................................................  14

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.......................  14

AVAILABLE INFORMATION...................................................  15


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL AND SEEKING OFFERS TO BUY, SHARES OF OUR COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK. IN THIS PROSPECTUS, "SEMOTUS SOLUTIONS," "WE," "US" AND "OUR" REFER TO SEMOTUS SOLUTIONS, INC. AND OUR SUBSIDIARIES (UNLESS THE CONTEXT OTHERWISE REQUIRES).

                                 COMPANY SUMMARY

     Semotus Solutions, Inc. changed its named from Datalink.net, Inc. as of January 11, 2001. Semotus Solutions, originally Datalink Systems Corporation, was formed under the laws of the State of Nevada on June 18, 1996. On June 27, 1996, we went public through an acquisition of a public corporation, Datalink Communications Corporation ("DCC"), which was previously Lord Abbott, Inc., a Colorado corporation formed in 1986. Our corporate headquarters are located at 1735 Technology Drive, Suite 790, San Jose California 95110. Our telephone number is (408) 367-1700 and our world wide web site is www.semotus.com.

     Semotus Solutions is a wireless infrastructure company providing end-to-end mobile data solutions to enterprises for their employees and their customers. We enable enterprises and consumers to customize, interact with and respond to critical business data utilizing the new generation of wireless devices. We leverage our core patented XpressLink(TM) technology across the high demand vertical markets of financial services, e-commerce and m-commerce, medical services and field force automation through our modular expansion of this market leading technology, and through acquisitions of established companies providing products and services to which Semotus Solutions can contribute value through wireless enhancement. Recent acquisitions include Cross Communications, Inc., Simkin, Inc., ISS, Inc. dba WaresOnTheWeb.com, Five Star Advantage, Inc. and Tech-ni-comm, Inc., WizShop.com, Inc., and Application Design Associates, Inc. Semotus Solutions' acquisition strategy focuses on companies in the targeted vertical markets, and that have a significant customer base and meaningful revenues. From this foundation, Semotus strengthens and enhances the companies' existing revenues and provides wireless solutions to further enhance and grow the business. This strategy builds strong and deep business relationships and significantly reduces the costs and time in selling wireless solutions.

     Semotus offers its services and products through its four major lines of business or segments: (i)wireless services, (ii) enterprise and commerce sales,
(iii) professional and related services, and (iv) logistic systems sales. Semotus' wireless services segment provides three different types of wireless solutions: (i) business to business ("B2B") application service provider ("ASP") based solutions where Semotus hosts and manages the information on its servers,
(ii) B2B premise-based solutions where Semotus installs and engineers the software and information on the customer's servers, and (iii) B2C Solutions, which include various shrinkwrapped wireless products such as Global Market Pro(TM), HipLink(TM), and Semotus' legacy B2C products such as QuoteXpress(TM) and SplitXpress(TM).

     Semotus' enterprise and commerce sales line of business provides online transactional information and sales of products. This second line of business also serves as the platform for the Company's m-commerce initiatives. Semotus uses this segment to add-on wireless products to these customers. Semotus' professional service line of business provides customers with wireless information and operations consulting, software engineering, and training. It also provides customers with online services, including web site development and maintenance, sales, marketing, customer retention programs and services, logistics, distribution, and tracking and reporting. Also, this third line of business provides the software tools and management to install and efficiently run online and wireless operations. Semotus' fourth line of business, logistic systems sales, provides proprietary software with complementary hardware and consulting services to satisfy a customer's complete logistical needs. These system installations provide automated logistical solutions for equipment deployment, call centers, dispatching and servicing.

                                  RISK FACTORS

Investing in the shares is very risky. You should be able to bear a complete loss of your investment. In deciding whether to purchase the shares, you should carefully consider the following factors, among others, as well as information contained in this prospectus, our most recent annual report on Form 10-KSB, and the other documents incorporated by reference into this prospectus:

WE HAVE HISTORICALLY INCURRED LOSSES AND THESE LOSSES MAY INCREASE IN THE
FUTURE.

We have recorded a net loss for each year since our current business started in 1996 through our fiscal year ended March 31, 2001. As of March 31, 2001, we had an accumulated deficit of $40,984,961. Because we expect to continue to incur significant sales and marketing, systems development and administrative expenses, we will need to generate significant revenue to become profitable and sustain profitability on a quarterly or annual basis. We may not achieve or sustain our revenue or profit goals and our losses may continue or grow in the future. As a result, we may not be able to increase revenue or achieve profitability on a quarterly or annual basis.

THERE IS NO ESTABLISHED MARKET FOR WIRELESS DATA SERVICES AND WE MAY NOT BE ABLE TO SELL ENOUGH OF OUR SERVICES TO BECOME PROFITABLE.

     The markets for wireless data services are still emerging and continued growth in demand for and acceptance of these services remains uncertain. Current barriers to market acceptance of these services include cost, reliability, functionality and ease of use. We cannot be certain that these barriers will be overcome. Our competitors may develop alternative wireless data communications systems that gain broader market acceptance than our systems. If the market for our services does not grow or grows more slowly than we currently anticipate, we may not be able to attract customers for our services and our revenues would be adversely affected.

OUR RECENT ACQUISITIONS MAY NOT DELIVER THE VALUE WE PAID OR WILL PAY FOR THEM AND MAY RESULT IN EXCESSIVE EXPENSES IF WE DO NOT SUCCESSFULLY INTEGRATE THEM, OR IF THE COSTS AND MANAGEMENT RESOURCES WE EXPEND IN CONNECTION WITH THE INTEGRATIONS EXCEED OUR EXPECTATIONS.

     We expect that our recent acquisitions and any acquisitions we may pursue in the future will have a continuing, significant impact on our business, financial condition and operating results. The value of the companies that we acquire or invest in may be less than the amount we paid if there is:

     -   a decline of their position in the respective markets they serve; or

     -   a decline in general of the markets they serve.

     Our financial results may be adversely affected if:

     - we fail to assimilate the acquired assets with our pre-existing business;

     - we lose key employees of these companies or of Semotus as a result of the acquisitions;

     -   our management's attention is diverted by other business concerns; or

     -   we assume unanticipated liabilities related to the acquired assets.

OUR RECENT ACQUISITIONS MAY NOT DELIVER THE VALUE WE PAID OR WILL PAY FOR THEM AND MAY RESULT IN EXCESSIVE EXPENSES IF THERE ARE COSTS DUE TO SPECIFIC BUSINESS RISKS WITHIN OUR SUBSIDIARIES' VERTICAL MARKETS.

     The companies we have acquired or may acquire are subject to the business risks as described in this section, as well as additional business risks due to their respective vertical markets. For instance, Simkin, Inc., because it is in the healthcare field, is subject to additional business risks such as a slow rate of adoption of new technologies. Furthermore, Semotus sold Kinetidex, which was one of the major lines of business of Simkin, and Semotus consequently determined that the goodwill of Simkin has become impaired, for a remaining value of $372,877 as of June 30, 2001. Five Star Advantage, Inc., Tech-ni-Comm, Inc., WizShop.com, Inc. and Wares On The Web, Inc., because these companies are in the e-commerce and e-fulfillment markets, are subject to additional business risks such as the uncertainty of whether online transactions will increase in the future. If our subsidiaries incur any of these risks, the businesses may not be as valuable as the amount we paid.

Additionally, we cannot guarantee that we will realize the benefits or strategic objectives we are seeking to obtain by acquiring these companies.

WE MAY NOT ACHIEVE PROFITABILITY IF WE ARE UNABLE TO MAINTAIN, IMPROVE AND DEVELOP THE WIRELESS DATA SERVICES WE OFFER.

     We believe that our future business prospects depend in part on our ability to maintain and improve our current services and to develop new ones on a timely basis. Our services will have to achieve market acceptance, maintain technological competitiveness and meet an expanding range of customer requirements. As a result of the complexities inherent in our service offerings, major new wireless data services and service enhancements require long development and testing periods. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new services and service enhancements. Additionally, our new services and service enhancements may not achieve market acceptance. If we cannot effectively maintain, improve and develop services we may not be able to recover our fixed costs or otherwise become profitable.

IF WE DO NOT RESPOND EFFECTIVELY AND ON A TIMELY BASIS TO RAPID TECHNOLOGICAL CHANGE, OUR SERVICES MAY BECOME OBSOLETE AND WE MAY LOSE REVENUES.

     The wireless and data communications industries are characterized by rapidly changing technologies, industry standards, customer needs and competition, as well as by frequent new product and service introductions. Our services are integrated with wireless handheld devices and the computer systems of our customers. Our services must also be compatible with the data networks of wireless carriers. We must respond to technological changes affecting both our customers and suppliers. We may not be successful in developing and marketing, on a timely and cost-effective basis, new services that respond to technological changes, evolving industry standards or changing customer requirements. Our ability to grow and achieve profitability will depend, in part, on our ability to accomplish all of the following in a timely and cost-effective manner:

     -  effectively use and integrate new wireless and data technologies;

     -  continue to develop our technical expertise;

     -  enhance our wireless data, engineering and system design services;

     -  develop applications for new wireless networks; and

     -  influence and respond to emerging industry standards and other changes.

WE DEPEND UPON WIRELESS NETWORKS OWNED AND CONTROLLED BY OTHERS. IF WE DO NOT HAVE CONTINUED ACCESS TO SUFFICIENT CAPACITY ON RELIABLE NETWORKS, WE MAY BE UNABLE TO DELIVER SERVICES AND OUR SALES COULD DECREASE.

     Our ability to grow and achieve profitability partly depends on our ability to buy sufficient capacity on the networks of wireless carriers and on the reliability and security of their systems. We depend on these companies to provide uninterrupted and trouble free service and would not be able to satisfy our customers' needs if they failed to provide the required capacity or needed level of service. In addition, our expenses would increase and our profitability could be materially adversely affected if wireless carriers were to increase the prices of their services.

WE MAY FAIL TO SUPPORT OUR ANTICIPATED GROWTH IN OPERATIONS WHICH COULD REDUCE DEMAND FOR OUR SERVICES AND MATERIALLY ADVERSELY AFFECT OUR REVENUE.

     Our business strategy is based on the assumption that the number of subscribers to our services, the amount of information they want to receive and the number of services we offer will all increase. We must continue to develop and expand our systems and operations to accommodate this growth. The expansion and adaptation of our customer service and network operations center requires substantial financial, operational and management resources. We may be unable to expand our operations for one or more of the following reasons:

     - we may not be able to locate or hire at reasonable compensation rates qualified engineers and other employees necessary to expand our capacity;

     - we may not be able to obtain the hardware necessary to expand our capacity;

     - we may not be able to expand our customer service, billing and other related support systems; and

     - we may not be able to obtain sufficient additional capacity from wireless carriers.

     Due to the limited deployment of our services to date, the ability of our systems and operations to connect and manage a substantially larger number of customers while maintaining superior performance is unknown. Any failure on our part to develop and maintain our wireless data services as we experience rapid growth could significantly reduce demand for our services and materially adversely affect our revenue.

WE DEPEND ON RECRUITING AND RETAINING KEY MANAGEMENT AND TECHNICAL PERSONNEL WITH WIRELESS DATA AND SOFTWARE EXPERIENCE AND WE MAY NOT BE ABLE TO DEVELOP NEW PRODUCTS OR SUPPORT EXISTING PRODUCTS IF WE CANNOT HIRE OR RETAIN QUALIFIED EMPLOYEES.

     Because of the technical nature of our products and the dynamic market in which we compete, our performance depends on attracting and retaining key employees. Competition for qualified personnel in the wireless data and software industries is intense and finding qualified personnel with experience in both industries is even more difficult. We believe there are only a limited number of individuals with the requisite skills in the field of wireless data communication, and it is becoming increasingly difficult to hire and retain these persons. We have a written employment agreement and key-man life insurance in the face amount of $3 million with Anthony N. LaPine, the Company's chairman, CEO and president. We do not have employment agreements or key-man life insurance with any other officer of Semotus Solutions. The loss of Mr. LaPine or any other officer may have an adverse effect on our business and prospects by depriving us of the management services necessary to operate our business and achieve profitability.

THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO EFFECTIVELY COMPETE AGAINST CURRENT AND FUTURE COMPETITORS. OUR MARKET IS VERY COMPETITIVE.

     There are a number of competitors who are larger and have much greater resources than we do. Our competitors have more experienced people and larger facilities and budgets than we do. These competitors could use their resources to conduct greater amounts of research and development and to offer newer and better services at lower prices than we can. These factors may adversely affect our ability to compete by decreasing the demand for our products and services.

WE MAY NEED TO RAISE ADDITIONAL FUNDS.

     These funds may not be available to us. Alternatively, raising additional funds may dilute your share ownership. We have met capital needs with private sales of securities. However, we cannot assure you that we will not need additional funds, that any needed funds will be available to us at all, or that any available funds will be given on acceptable terms. If we need additional funds, and are unable to raise them, we will not be able to continue our business operations. If we raise funds by selling equity securities, those sales may dilute your share ownership. If we raise funds by forming joint ventures with other companies, we may have to give up some of our rights to certain technologies, products or marketing territories.

OUR PATENTS MAY NOT PROTECT US FROM COMPETITORS.

     Costs of prosecuting and defending patent infringement claims could hurt our business. We currently own a number of patents related to our products, and have applied for additional patents. We are not certain whether any new patents will be granted in the future. Even if we receive additional patents, they may not provide us with protection from competitors. Our failure to obtain patent protection, or illegal use by others of any patents we have or may obtain could adversely affect our business, financial condition and operating results. In addition, the laws of certain foreign countries do not protect proprietary rights to the same extent as the laws of the United States. Claims for damages resulting from any such infringement may be asserted or prosecuted against us. The validity of any patents we have or obtain could also be challenged. Any such claims could be time consuming and costly to defend, diverting management's attention and our resources.

WE MAY BE SUBJECT TO LIABILITY FOR TRANSMITTING INFORMATION, AND OUR INSURANCE COVERAGE MAY BE INADEQUATE TO PROTECT US FROM THIS LIABILITY.

     We may be subject to claims relating to information transmitted over systems we develop or operate. These claims could take the form of lawsuits for defamation, negligence, copyright or trademark infringement or other actions based on the nature and content of the materials. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed.

DISRUPTION OF OUR SERVICES DUE TO ACCIDENTAL OR INTENTIONAL SECURITY BREACHES MAY HARM OUR REPUTATION CAUSING A LOSS OF SALES AND COULD INCREASE OUR EXPENSES.

     A significant barrier to the growth of wireless data services or transactions on the Internet or by other electronic means has been the need for secure transmission of confidential information. Our systems could be disrupted by unauthorized access, computer viruses and other accidental or intentional actions. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches. If a third-party were able to misappropriate our users' personal or proprietary information or credit card information, we could be subject to claims, litigation or other potential liabilities that could materially adversely impact our revenue and may result in the loss of customers.

ANY TYPE OF SYSTEMS FAILURE COULD REDUCE SALES, OR INCREASE COSTS OR RESULT IN CLAIMS OF LIABILITY.

     Our existing wireless data services are dependent on real-time, continuous feeds. The ability of our subscribers to obtain data or make wireless transactions through our service requires timely and uninterrupted connections with our wireless network carriers. Any disruption could result in delays in our subscribers' ability to receive information or execute wireless transactions. There can be no assurance that our systems will operate appropriately if we experience a hardware or software failure or if there is an earthquake, fire or other natural disaster, a power or telecommunications failure, insurrection or an act of war. A failure in our systems could cause delays in transmitting data, and as a result we may lose customers or face litigation that could involve material costs and distract management from operating our business.

AN INTERRUPTION IN THE SUPPLY OF PRODUCTS AND SERVICES THAT WE OBTAIN FROM THIRD PARTIES COULD CAUSE A DECLINE IN SALES OF OUR SERVICES.

In designing, developing and supporting our wireless data services, we rely on wireless carriers, wireless handheld device manufacturers, content providers and software providers. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our services unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes. In addition, we rely on the ability of our content providers to continue to provide us with uninterrupted access to the news and financial information we provide to our customers. The failure of third parties to meet these criteria, or their refusal or failure to deliver the information for whatever reason, could materially harm our business.

NEW LAWS AND REGULATIONS THAT IMPACT OUR INDUSTRY COULD INCREASE OUR COSTS OR REDUCE OUR OPPORTUNITIES TO EARN REVENUE.

     We are not currently subject to direct regulation by the Federal Communications Commission or any other governmental agency, other than regulations applicable to businesses in general. However, in the future, we may become subject to regulation by the FCC or another regulatory agency. In addition, the wireless carriers who supply us airtime are subject to regulation by the FCC and regulations that affect them could increase our costs or reduce our ability to continue selling and supporting our services.

OUR STOCK PRICE, LIKE THAT OF MANY TECHNOLOGY COMPANIES, MAY BE VOLATILE.

     We expect that the market price of our common stock will be volatile. We are involved in a highly visible, rapidly changing industry and stock prices in our industry and similar industries have risen and fallen in response to a variety of factors, including:

     - announcements of new wireless data communications technologies and new providers of wireless data communications;

     - acquisitions of or strategic alliances among providers of wireless data communications;

     - changes in recommendations by securities analysts regarding the results or prospects of providers of wireless data communications; and

     - changes in investor perceptions of the acceptance or profitability of wireless data communications.

WE DO NOT PLAN TO PAY ANY DIVIDENDS.

     Our shares should not be purchased by investors who need income from their holdings. We intend to retain any future earnings to fund the operation and expansion of our business. We do not anticipate paying cash dividends on our shares in the future. As a result, our common stock is not a good investment for people who need income from their holdings.

THE RESALES OF OUR COMMON STOCK RECENTLY REGISTERED COULD HAVE A DEPRESSIVE EFFECT ON THE MARKET PRICE OF OUR SHARES.

We recently registered 3,599,230 shares of common stock subject to resale by certain of our security holders. Up to 1,433,350 of those shares are issuable upon the exercise of warrants and up to 938,462 of those shares are issuable upon the conversion of Series B Convertible Preferred Stock. We are unable to predict the effect that sales of these shares may have on the then prevailing market price of our shares. It is likely that market sales of large amounts of our shares (or the potential for those sales even if they do not actually occur) will have the effect of depressing the market price of our shares.

                           FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled "Prospectus Summary" and "Risk Factors," contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial and operating performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from that expressed or implied by these forward-looking statements. These risks and other factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," "our future success depends," "seek to continue" or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results except as requried by law.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock by the selling stockholder.

                              SELLING STOCKHOLDERS

     The selling stockholder may offer 250,000 shares of common stock for resale. The shares are being offered for the account of the stockholder in the table below and his donees or pledgees.

     The following table sets forth information concerning the selling stockholder, including:

     -  the number of shares owned by the selling stockholder; and

     -  the number of shares offered by the selling stockholder.

We have no knowledge of the intentions of the selling stockholder to actually sell any of the securities listed under the columns "Shares Offered". There are no material relationships between the selling stockholder and us other than as disclosed below.

                      Beneficial Ownership Before Offering
                      ------------------------------------

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      Selling Stockholder               Shares Owned           Shares Offered
      -------------------               ------------           --------------

John Hibben (1)                           250,000                 250,000
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TOTAL                                     250,000                 250,000
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(1) In connection with a merger agreement by and among Semotus Solutions, Inc., Application Design Associates, Inc., ADA Acquisition, Inc. (a wholly owned subsidiary of Semotus Solutions), and John Hibben, whereby Semotus Solutions purchased Application Design Associates, Inc. in consideration for which Semotus Solutions issued 250,000 shares of restricted common stock to John Hibben, the sole shareholder of Application Design Associates, Inc. John Hibben is currently the President of Application Design Associates, Inc., a Delaware corporation and a wholly owned subsidiary of Semotus Solutions.

     No information is given with respect to beneficial ownership after the offering because the number of shares held would be zero, or would be less than 1% of our common stock after the offering.

     The information concerning the selling stockholder may change from time to time and will be set forth in supplements to this prospectus.

                              PLAN OF DISTRIBUTION

     The purpose of this prospectus is to permit the selling stockholder to offer and sell up to 250,000 shares at such times and at such places as he chooses. The decision to sell any shares is within the sole discretion of the holder thereof.

     The distribution of the common stock by the selling stockholder may be effected from time to time in one or more transactions. Any of the common stock may be offered for sale, from time to time, by a selling stockholder, or by permitted transferees or successors of the selling stockholder, on the American Stock Exchange, or otherwise, at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The common stock may be sold by one or more of the following:

     * On the American Stock Exchange or any other national common stock exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

     *   Through underwriters, or through underwriting syndicates.

     * Through one or more dealers or agents (which may include one or more underwriters), including, but not limited to:

         a. Block trades in which the broker or dealer acts as principal to facilitate the transactions.

         b. Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

         c.   Ordinary brokerage transactions.

         d.   Transactions in which the broker solicits purchasers.

     *   Directly to one or more purchasers

     *   A combination of these methods.

     The names of any underwriters or agents involved in the sale of the common stock will be set forth in a prospectus supplement.

     In connection with the distribution of the common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell shares short and redeliver the shares to close out such short positions. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the common stock, which shares such broker-dealers or financial institutions may resell pursuant to this prospectus, as supplemented or amended to reflect that transaction. The selling stockholder may also pledge the common stock registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     The selling stockholder or his underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or reallowed. Underwriters, dealers, brokers or other agents engaged by the selling stockholder may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers, selling stockholders and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

     Unless granted an exemption by the Commission from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling stockholder will not engage in any stabilization activity in connection with the Company's common stock, will furnish each broker or dealer engaged by the selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of the Company or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

     We will not receive any proceeds from any sales of the common stock.

     We shall use our best efforts to prepare and file with the Commission such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

     We are paying certain expenses (other than commissions and discounts of underwriters, dealers or agents) incidental to the offering and sale of the common stock to the public, which are estimated to be approximately $4,300. If Semotus is required to update this prospectus during such period, it may incur additional expenses in excess of the amount estimated above.

     In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

                            DESCRIPTION OF SECURITIES

     We have 55,000,000 authorized shares of stock, consisting of 50,000,000 shares of common stock, having a par value of $.01 per share, and 5,000,000 shares of preferred stock, having a par value of $.001 per share.

COMMON STOCK

     As of August 7, 2001, there were 16,948,917 shares of common stock outstanding. All outstanding shares of common stock are fully paid and non-assessable. Each share of common stock has an equal and ratable right to receive dividends when declared by the Board of Directors of Semotus Solutions out of assets legally available for that purpose and subject to the dividend obligations of Semotus Solutions to holders of any preferred stock then outstanding.

     In the event of a liquidation, dissolution or winding up of Semotus Solutions the holders of common stock are entitled to share equally and ratably in the assets available for distribution after payment of all liabilities, and subject to any prior rights of any holders of preferred stock outstanding at that time.

     The holders of common stock have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments of Semotus Solutions. Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of stockholders.

     Our Articles of Incorporation provide that a holder of any class or series of stock entitled to vote in the election of directors shall be entitled to cumulate his votes, and may cast votes equal to the number of votes which (except for cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected. Such shareholders may cast all such votes for a single director or allocate such votes to two or more directors as such shareholder sees fit. Under Nevada law, to exercise the right to cumulative voting, a shareholder must give Semotus Solutions written notice of his intent to do so at least 48 hours before the time fixed for the annual meeting. Such written notice must be given to the president or secretary of Semotus Solutions.

PREFERRED STOCK

     Preferred stock may be issued from time to time in one or more series, and the board of directors, without further approval of the stockholders, is authorized to fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine such rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under some circumstances, make it more difficult for a third party to gain control of the Company.

SERIES B CONVERTIBLE PREFERRED STOCK

     As of August 7, 2001, we had 469,231 shares of preferred stock outstanding, designated as series B convertible preferred stock. The preferred stock is convertible into common stock on a 2-for-1 basis. Holders of preferred stock are entitled to receive dividends equal to any dividends paid on the common stock. Holders of preferred stock are entitled to vote together with the holders of common stock on an "as-converted" basis. In the event of a liquidation or change of control of Semotus Solutions, holders of preferred stock are entitled to receive $13.00 per share prior to any distributions to be made to holders of common stock. The series B convertible preferred stock is subject to a right of first refusal held by Semotus Solutions.

                                  LEGAL MATTERS

The legality of the shares offered hereby is being passed upon for us by:

               Greenberg Glusker Fields Claman Machtinger & Kinsella LLP, 1900 Avenue of the Stars, Suite 2100, Los Angeles, California 90067.

                                     EXPERTS

     The annual financial statements incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, incorporated by reference herein, and are incorporated herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents that we have previously filed with the Commission or documents that we will file with the Commission in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we close this offering. The documents we incorporate by reference are:

     (a) Our annual report on Form 10-KSB for the fiscal year ended March 31, 2001.

     (b)  Our quarterly report on Form 10Q for the quarter ended June 30, 2001.

     (c)  Our Form 8-Ks filed on May 17, 2001 and May 30, 2001.

     (d) Our Proxy Statements for our Annual Meeting to be held on September 13, 2001.

     (e) The description of our shares contained in the registration statement on Form 8-A filed on December 15, 2000.

     All reports and other documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities covered by this prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                              AVAILABLE INFORMATION

     We are subject to certain informational reporting requirements of the Exchange Act and accordingly file reports and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically. Additional updating information with respect to the securities covered herein may be provided in the future to purchasers by means of appendices to this prospectus.

     We have filed with the SEC in Washington, DC a registration statement under the 1933 Act with respect to the securities offered or to be offered hereby. This prospectus does not contain all of the information included in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. For further information about Semotus Solutions and the securities offered hereby, reference is made to the registration statement and the exhibits thereto. The registration statement has been filed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC's Internet site (http://www.sec.gov.).

     We will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any document incorporated herein by reference, excluding exhibits. Requests should be made to Semotus Solutions, Inc. 1735 Technology Drive, Suite 790, San Jose, California 95110, telephone (408) 367-1700, and directed to the attention of Charles K. Dargan, II, Chief Financial Officer.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, hereunto duly authorized, in San Jose, California, on August 28, 2001.

                                   By: /s/ Anthony N. LaPine
                                       Anthony N. LaPine,
                                       President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:




      SIGNATURES                    TITLE                               DATE
      ----------                    -----                               ----

/s/ Anthony N. LaPine      Chief Executive Officer, President    August 28, 2001
Anthony N. LaPine          and Chairman of the Board

Frederick M. Hoar*         Director                              August 28, 2001

/s/ Charles K. Dargan, II  Chief Financial and Accounting        August 28, 2001
Charles K. Dargan, II      Officer and Director

Jason Pavona*              Director                              August 28, 2001


Scott Goodsell*            Director                              August 28, 2001


-----------------------------
*By: /s/ Anthony N. LaPine
         Anthony N. LaPine
         Attorney-in-Fact